Exhibit 10.2

SONOSITE, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I – GENERAL PLAN ADMINISTRATION

1.                Purposes of the Plan.

                The purpose of this Plan is to encourage ownership in SonoSite, Inc., a Washington corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the shareholders’ interest and share in the Company's success.

2.                Definitions.

As used herein, the following definitions shall apply:

(a)                “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Article I, Section 4 of the Plan.

(b)                “Applicable Laws” means the requirements relating to the administration of employee stock purchase plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company's agreement with such exchange or quotation system and, with respect to ESPP Options subject to the laws of any foreign jurisdiction where ESPP Options are, or will be, granted under the Plan, the laws of such jurisdiction.

(c)                “Board” means the Board of Directors of the Company.

(d)                “Change in Control” means any of the following, unless the Administrator provides otherwise:

i.  merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

ii.  sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary),

iii.  the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

iv.  dissolution or liquidation of the Company,

v.  contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

vi.  other event specified by the Board or a Committee, regardless of whether at the time the ESPP Option is granted or thereafter.

(e)  “Code”  means the United States Internal Revenue Code of 1986, as amended.

(f)  “Committee”  means the Compensation Committee of the Board or a committee of Directors appointed by the Board in accordance with Article I, Section 4 of the Plan.

(g)  “Common Stock”  means the common stock of the Company.

(h)  “Company”  means SonoSite, Inc., a Washington corporation, or its successor.

(i)  “Compensation”  means all earnings reported as wages on Form W-2, including straight time pay, payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, commissions and other compensation, but excluding any compensation recognized in connection with any Company equity awards.

(j)  “Contributions”  means all amounts credited to the account of a Participant pursuant to Article II of the Plan.

(k)  “Designated Subsidiaries”  means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as a Subsidiary whose employees are eligible to participate in Article II of the Plan.

(l)  “Director”  means a member of the Board.

(m)  “Employee”  means any person, including an Officer, who is treated as an employee of the Company for payroll tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(n)  “ESPP Option” means an option to purchase on each Purchase Date within an Offering Period a number of Shares of the Company’s Common Stock determined by dividing an Employee’s Contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price granted in accordance with the terms of Article II of the Plan.

(o)  “Exchange Act”  means the United States Securities Exchange Act of 1934, as amended.

(p)  “Fair Market Value”  means, unless the Administrator determines otherwise, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

(q)  “Nasdaq”  means the Nasdaq National Market.

(r)  “Offering Date”  means the first Trading Day of each Offering Period under Article II of the Plan, except that in the case of an individual who becomes an eligible Employee after the first Trading Day of an Offering Period but prior to the first day of the fourth month of such Offering Period, the term “Offering Date” with respect to such individual means the first Trading Day of the fourth month of such Offering Period.

(s)  “Offering Period”  means a period, established for purposes of Article II of the Plan, of six (6) months' duration except for Offering Periods which are of shorter duration as a result of a Participant’s applicable Offering Date with respect to such Offering Period being an interim Offering Date as provided in Article I, Section (r) or with respect to the first Offering Period under the Plan.  The duration and timing of Offering Periods may be changed pursuant to Article I, Section 7 and Article II, Section 2 of the Plan, provided that no Offering Period shall exceed a period of twenty-seven (27) months.

(t)  “Participant”  means any person (including any estate) to whom an ESPP Option has been granted (or transferred as permitted) under Article II of the Plan.

(u)  “Plan”  means this 2005 Employee Stock Purchase Plan.

(v)  “Purchase Date”  means the last Trading Day of each Offering Period under Article II of the Plan.

(w)  “Purchase Price”    means with respect to a Purchase Period an amount equal to 85% (unless such percentage is changed pursuant to Article I, Section 7) of the Fair Market Value of a Share of Common Stock on the applicable Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under Article II of the Plan as a result of a shareholder-approved amendment to the Plan, (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% (unless such percentage is changed pursuant to Article I, Section 7) of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

(x) “Share”  means a share of the Common Stock, as adjusted in accordance with Article I, Section 6 of the Plan.

(y)  “Subscription Agreement” means an agreement entered into between a Participant and the Company under Article II, Section 4 of the Plan.

(z)  “Trading Day”  means a day on which the U.S. national stock exchanges and the Nasdaq National Market System are open for trading.

3.    Stock Subject to the Plan.

                Subject to the provisions of Article I, Section 6 of the Plan, the aggregate number of Shares that may be issued pursuant to ESPP Options granted under Article II of the Plan is 1,000,000 Shares (the "ESPP Pool").  Shares subject to ESPP Options that are cancelled, expire or are forfeited shall be available for re-grant under the Plan.

4.    Administration of the Plan.

(a)    Procedures; Administrative Bodies.     The Plan shall be administered by the Board, a Committee and/or their delegates.  In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)    Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i.     to correct administrative errors;

ii.    to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and ESPP Options granted pursuant to the Plan;

iii.   to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

iv.  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

v.   to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an ESPP Option, including without limitation,  (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

vi.   to make all other determinations deemed necessary or advisable for administering the Plan and any ESPP Option granted hereunder.

(c)    Effect of Administrator's Decision.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any ESPP Option granted hereunder, shall be final and binding on all Participants and on all other persons.  The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.    Term of Plan.

                The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of twenty (20) years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareholders of the Company unless terminated earlier under Article I, Section 7 of the Plan.

6.    Adjustments upon Changes in Capitalization.

(a)    Subject to any required action by the shareholders of the Company, (i) the number and kind of Shares covered by each ESPP Option, (ii) the price per Share subject to each such ESPP Option and (iii) the Share limitation set forth in Article II, Section 5(c) of the Plan (including any amendment by the Administrator to the limitation set forth in Section 5(c) of the Plan), shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an ESPP Option.

(b)     In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Administrator. In the event of a Change in Control, each ESPP Option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation.  In the event that the successor corporation refuses to assume or substitute equivalent options for ESPP Options outstanding under the Plan, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate.  The New Purchase Date shall be on or before the date of consummation of the Change in Control and the Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her ESPP Option has been changed to the New Purchase Date and that his or her ESPP Option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Article II, Section 9.

7.                Amendment and Termination of the Plan.

(a)                Amendment and Termination.    The Administrator may amend, alter or discontinue the Plan or any Subscription Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company, no such amendment shall be made that would:

i.                materially increase the maximum number of Shares for which ESPP Options may be granted under the Plan, other than an increase pursuant to Article I, Section 6; and

ii.                change the class of persons eligible to receive ESPP Options under the Plan.

(b)                Effect of Amendment or Termination.    No amendment, suspension or termination of the Plan shall impair the rights of any ESPP Option, unless mutually agreed otherwise between the Participant, as applicable, and the Administrator, which agreement must be in writing and signed by the Participant, as applicable, and the Company and must comply with Code Section 423; provided however that notwithstanding anything to the contrary in this Section, the Administrator shall be permitted to terminate, amend and change the rights provided under Article II including to outstanding ESPP Options pursuant to subsection (c) below.

(c)                    Administrative Authority to Amend or Terminate the Plan.    An Offering Period or the Plan may be terminated by the Administrator on a Purchase Date or by the Administrator's setting a new Purchase Date with respect to an Offering Period then in progress if the Administrator determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and its shareholders, or if continuation of the Plan and/or the Offering Period would cause the Company to incur accounting charges in connection with the Plan that the Administrator determines to be contrary to the best interests of the Company and its shareholders.  Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator or a committee shall be entitled to change the Offering Periods (including the duration and timing of Offering Periods), limit the frequency and/or number of changes in the amount of Contributions withheld from a Participant’s Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, with respect to future Offering Periods decrease the amount of the discount from the Fair Market Value of a Share for purposes of establishing the Purchase Price for an Offering Period, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(d)                Effect of the Plan on Other Arrangements.    Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.   The value of ESPP Options granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating a Participant's benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

8.                Designation of Beneficiary.

(a)                A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under Article II of the Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash.  As an alternative, Participant may include his or her ESPP Options in an omnibus beneficiary designation for all benefits under the Plan. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period.  To the extent that a Participant has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any ESPP Option hereunder until changed by the Participant to the extent enforceable under Applicable Law.

(b)                Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall allow the executor or administrator of the estate of the Participant to exercise the ESPP Option or the Company shall deliver such Shares and/or cash to the executor or the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Participant to exercise the ESPP Option to the extent permissible under Applicable Law or the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

9.    No Right to Employment.

                No person shall have any claim or right to be granted an ESPP Option and the grant of any ESPP Option shall not be construed as giving a Participant the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Participant at any time without liability or any claim under the Plan, except as provided herein or in any Subscription Agreement entered into hereunder.

10.    Legal Compliance.

                Shares shall not be issued pursuant to the Plan unless such issuance and the delivery of such Shares shall comply with Applicable Laws and such compliance shall be further subject to the approval of counsel for the Company with respect to such compliance.

11.    Inability to Obtain Authority.

                To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.    Reservation of Shares.

                The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

13.    Notice.

                Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

14.    Governing Law; Interpretation of Plan and ESPP Options.

(a)   This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Washington.

(b)   In the event that any provision of the Plan or ESPP Option granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or ESPP Option shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)   The section headings used in this Plan are solely for convenience of reference, do not constitute a part of the Plan, and shall not shall affect its meaning, construction or effect.

(d)   The terms of the Plan and any ESPP Option shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)   All questions arising under the Plan or any ESPP Option shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Participant shall as a condition to the receipt of an ESPP Option be deemed to explicitly waive any right to judicial review.

(f)    Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Washington. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

15.    Limitation on Liability.

                The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Employee or any other persons as to:

(a)    The Non-Issuance of Shares.    The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)    Tax Consequences.    Any tax consequence realized by any Employee or other person due to the receipt, exercise or settlement of any ESPP Option.

16.    Unfunded Plan.

                Insofar as it provides for ESPP Options, the Plan shall be unfunded.  Any liability of the Company to any Participant with respect to an ESPP Option shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

ARTICLE II – ESPP OPTIONS

1.             General.

                This Article II provides Employees with the right to purchase Shares, through payroll deductions, in a manner designed to comply with Code Section 423.

2.             Offering Periods.

                Article II of the Plan shall be implemented by a series of Offering Periods of approximately six (6)months' duration, with new Offering Periods commencing on or about May 1 and November 1 of each year and ending, respectively, on the next following October 31 and April 30 (or at such other time or times as may be determined by the Administrator); provided however that the first Offering Period under the Plan shall commence following shareholder approval of the Plan on such date as is specified by the Administrator and shall end on October 31, 2005.  Offering Periods shall occur on a continuing, successive basis until the Plan or an Offering Period is terminated in accordance with Article I, Sections 5 or 7, as applicable.  Notwithstanding the above, the Administrator shall have the power to change the timing, duration and/or the frequency of Offering Periods with respect to future Offering Periods if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

3.    Eligibility.

                Any individual who is an Employee as of an applicable Offering Date shall be eligible to participate in such Offering Period, subject to the requirements of Article II, Section 4 and to the limitations imposed by the Plan and Code Section 423(b).

4.    Participation; Subscription Agreement.

(a)   Offering Periods.  An Employee who is eligible to participate in the Plan under Article II, Section 3 above may become a Participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed Subscription Agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

(b)  Requirements as to Subscription Agreement and Participation.

i.    A Participant’s Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be paid as Contributions pursuant to the Plan, which percentage shall be a whole percentage and shall be not less than one percent (1%) and not more than fifteen percent (15%)(or such other maximum percentage as the Administrator may establish from time to time before an Offering Period) of such Participant’s Compensation on each payday during the Offering Period.

ii.    A Participant’s subscription shall be effective for the Offering Period with respect to which it is filed, and also shall be automatically effective for each successive Offering Period that commences after the end of the Offering Period for which it is filed, unless the Participant changes his or her Contribution rate for the next Offering Period by following the procedures set forth in Article II, Section 4(b)(iii) below, withdraws from the Plan in accordance with Article II, Section 9, or is otherwise ineligible to participate in the next Offering Period.

iii.    A Participant may decrease his or her rate of Contributions to zero percent (0%) during an ongoing Offering Period (and remain at that rate through the Purchase Date for the Offering Period, unless he or she otherwise withdraws in the manner specified in Section 9 below) but otherwise may not increase or decrease his or her rate of Contributions during an Offering Period.  In addition, a Participant may discontinue his or her participation in the Plan as provided in Article II, Section 9 at any time prior to a Purchase Date.  In addition, subject to Article II, Section 4(a) above, a Participant may change his or her rate of Contributions under the Plan with respect to the next Offering Period by filing a new Subscription Agreement with the Company on or prior to the tenth (10th) business day prior to the first day of such next Offering Period (or by such other date as is specified by the Administrator) or by following an electronic or other procedure designated by the Administrator, in each case specifying the new Contribution rate that shall apply with respect to such Offering Period.  Such change in Contribution rate will be effective as of the first payroll period following commencement of the next Offering Period.

5.    Grant of Option; Limitations.

(a)    Grant of Option.  Subject to the limitations in subsections (c), (d) and (e) of this Section 5 and Section 10 of Article II, on the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an ESPP Option.

(b)    Acceptance of ESPP Option Grant.  An Employee may accept the grant of such ESPP Option by electing to participate in the Plan in accordance with the requirements of Article II, Section 4(a).  Exercise of the ESPP Option shall occur as provided in Article II, Section 7 below.

(c)    Limit on Number of Shares Purchased.  Notwithstanding the above, the maximum number of Shares an Employee may purchase during each Offering Period shall be 1,000Shares subject to adjustment pursuant to Article I, Section 6.  In addition to the limits on an Employee’s participation in the Plan set forth herein, the Administrator in its sole discretion may establish new or change existing limits on the number of Shares an Employee may elect to purchase with respect to any Offering Period if such limit is announced at least ten (10) days prior to the scheduled beginning of the first Offering Period to be affected.

(d)    Limit on Value of Shares Purchased.  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an ESPP Option under the Plan if such ESPP Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time such ESPP Option is granted) for each calendar year in which such ESPP Option is outstanding at any time.

(e)    5% Owner Limit.  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an ESPP Option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.

6.    Method of Payment for Purchase of Shares.

Article II of this Plan shall be operated as a payroll deduction plan.  All payroll deductions made by a Participant shall be credited to his or her account under Article II of the Plan.  A Participant may not make any additional payments into such account other than through the payroll deduction feature of Article II the Plan.

(a)    Limitation on Payroll Deductions.  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and the limitations of Article II, Section 5, a Participant’s payroll deductions may be decreased by the Company to zero percent (0%) at any time during an Offering Period.  Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription Agreement at the beginning of the next Offering Period or, in the case of the limitation of Article II, Section 5(d), the first Offering Period which is scheduled to end in the following calendar year, unless the Participant withdraws in accordance with Article II, Section 9, or is otherwise ineligible to participate in such Offering Period.

(b)    Tax Withholding.  At the time an ESPP Option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under Article II of the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the ESPP Option or the disposition of the Common Stock.  At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

(c)    Interest.  No interest shall accrue on the Contributions of a Participant in the Plan.

7.    Exercise of Option.

(a)    During his or her lifetime, a Participant’s ESPP Option to purchase Shares hereunder is exercisable only by him or her.

(b)    Unless a Participant withdraws from the Plan as provided in Article II, Section 9, his or her ESPP Option for the purchase of Shares will be exercised automatically on the Purchase Date of an Offering Period, and unless otherwise limited by Section 5 or Section 10 of Article II, the maximum number of full Shares subject to the ESPP Option will be purchased at the applicable Purchase Price with the accumulated Contributions in the Participant’s account.

(c)    No fractional Shares shall be purchased.  Any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article II, Section 9 below.  Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant.

8.    Delivery.

The Shares purchased upon exercise of an ESPP Option hereunder shall be deemed to be transferred to the Participant as soon as administratively practicable on or following the Purchase Date.  As promptly as administratively practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each Participant, as appropriate, a certificate representing the Shares purchased upon exercise of his or her ESPP Option.  Notwithstanding the foregoing, the Administrator may require that all Shares purchased under Article II of the Plan be held in an account (the Participant’s “ESPP Stock Account”) established in the name of the Participant (or in the name of the Participant and his or her spouse, as designated by the Participant on his or her subscription agreement), subject to such rules as determined by the Administrator and uniformly applied to all Participants, including designation of a brokerage or other financial services firm (an “ESPP Broker”) to hold such Shares for the Participant’s ESPP Stock Account with registration of such Shares in the name of such ESPP Broker for the benefit of the Participant (or for the benefit of the Participant and his or her spouse, as designated by the Participant on his or her subscription agreement).

9.    Withdrawal from Plan.

(a)    Withdrawal not in connection with Interruption or Termination of Continuous Service Status.

i.    A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to a Purchase Date by giving written notice to the Company.  All of the Participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her ESPP Option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

ii.    A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

(b)    Withdrawal in connection with Interruption or Termination of Continuous Service Status.  In the event an Employee fails to remain in Continuous Service Status during the Offering Period in which he or she is participating, he or she will be deemed to have elected to withdraw from the Plan and any ESPP Option he or she holds to purchase Shares under the Plan terminated.  Upon termination of a Participant’s Continuous Service Status prior to the Purchase Date of an Offering Period for any reason, including death or retirement, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Article I, Section 8.

10.    Stock

                If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which ESPP Options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising ESPP Options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising ESPP Options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Article I, Section 7.  The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.